UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 2, 2018

KUSH BOTTLES, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-55418	46-5268202
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1800 Newport Circle, Santa Ana, CA	92705
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:   (714) 243-4311

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 1.01.	Entry into a Material Definitive Agreement.

On May 2, 2018, Kush Bottles, Inc. (the “Company”) completed its previously announced acquisition of Summit Innovations, Inc. (“Summit”). Pursuant to the terms of the Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Summit, KCH Energy, LLC, a wholly owned subsidiary of the Company (“Merger Sub”) and Mark Driver, in his capacity as Member Representative, Summit merged with and into Merger Sub, with Merger Sub surviving the merger as a wholly-owned subsidiary of the Company (the “Merger”).

The consideration paid to the members of Summit (the “Members”) at the closing included an aggregate of $3.2 million in cash (the “Cash Consideration”), as adjusted to reflect estimated working capital, indebtedness and transaction expenses as of the closing date, and an aggregate of 1,280,000 shares (the “Share Consideration”) of the Company’s common stock (the “Common Stock”). $500,000 of the Cash Consideration and approximately 640,000 shares of Common Stock from the Share Consideration were held back by the Company for a period of 15 months (the “Holdback Period”) for potential post-closing working capital and/or indemnification claims relating to, among other things, breaches of representations, warranties and covenants contained in the Merger Agreement. The Members may become entitled to receive earn-out consideration of up to an additional 1,280,000 shares of Common Stock, in the aggregate, based on the performance of the Summit business during a one year period following the closing.

A copy of the Merger Agreement was filed as Exhibit 2.1 to the Form 8-K filed by the Company with the Securities and Exchange Commission on April 10, 2018 and is incorporated herein by reference. The foregoing description of the Merger Agreement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Merger Agreement.

Concurrently with the completion of the Merger, the parties to the Merger Agreement entered into an amendment to the Merger Agreement (the “Amendment”) to correct certain scriveners’ errors, including the length of the Holdback Period. The foregoing description of the Amendment does not purport to be complete and is subject to, and qualified in its entirety by reference to, the full text of the Amendment, a copy of which is filed as Exhibit 2.2 hereto and is incorporated by reference herein.

Item 2.01.	Completion of Acquisition or Disposition of Assets.

The information set forth in Item 1.01 above relating to the Merger Agreement and the transactions contemplated thereby, including the Merger, is incorporated herein by reference.

Item 3.02.	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above relating to the Merger Agreement and the transactions contemplated thereby is incorporated herein by reference. The issuance of shares of Common Stock to the Members was not, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), pursuant to an exemption from the registration requirements provided by Section 4(a)(2) thereof and Rule 506(b) of Regulation D thereunder. The shares of Common Stock issued to the Members are and will be “restricted securities” for purposes of Rule 144 and subject to certain requirements before sale, including holding period requirements, unless sold pursuant to an effective registration statement under the Securities Act.

Item 8.01.	Other Events.

On May 3, 2018, the Company issued a press release announcing the closing of the Merger. A copy of the press release is filed herewith as Exhibit 99.1.

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired.

Any financial statements required by Item 9.01(a) will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this initial Current Report on Form 8-K was required to be filed.

(b) Pro Forma Financial Information.

Any pro forma financial information required by Item 9.01(b) will be filed by amendment as soon as practicable, but no later than 71 calendar days after the date on which this initial Current Report on Form 8-K was required to be filed.

(d) Exhibits.

Exhibit Number	Title
2.1*	Agreement and Plan of Merger, dated April 10, 2018, by and among Kush Bottles, Inc., KCH Energy, LLC, Summit Innovations, LLC and Mark Driver (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Kush Bottles, Inc. on April 10, 2018).
2.2	Amendment to Agreement and Plan of Merger, dated May 2, 2018, by and among Kush Bottles, Inc., KCH Energy, LLC, Summit Innovations, LLC and Mark Driver.
99.1	Kush Bottles, Inc. Press Release dated May 3, 2018.

*	Schedules (and similar attachments) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission a copy of such schedules and exhibits, or any section thereof, upon request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KUSH BOTTLES, INC.
(Registrant)

May 3, 2018	/s/ Nicholas Kovacevich
(Date)	Nicholas Kovacevich Chairman and Chief Executive Officer

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit
2.1*	Agreement and Plan of Merger, dated April 10, 2018, by and among Kush Bottles, Inc., KCH Energy, LLC, Summit Innovations, LLC and Mark Driver (incorporated by reference to Exhibit 2.1 to the Current Report on Form 8-K filed by Kush Bottles, Inc. on April 10, 2018).
2.2	Amendment to Agreement and Plan of Merger, dated May 2, 2018, by and among Kush Bottles, Inc., KCH Energy, LLC, Summit Innovations, LLC and Mark Driver.
99.1	Kush Bottles, Inc. Press Release dated May 3, 2018.

*	Schedules (and similar attachments) have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish to the Securities and Exchange Commission a copy of such schedules and exhibits, or any section thereof, upon request.